INDEPENDENT AUDITORS' CONSENT

MacroChem Corporation:

We consent to the incorporation by reference in (i) Registration Statement No.33-48876 on Form S-8, (ii) Registration Statement No. 33-85818 on Form S-8,
(iii) Registration Statement No. 333-28967 on Form S-8, (iv) Registration Statement No. 33-82298 on Form S-3, and (v) Registration Statement No. 333-34533 on Form S-3 of our report dated March 5, 1998, appearing in this Annual Report on Form 10-K of MacroChem Corporation for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 20, 1998